SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Bernard Chaus, Inc.
(Name of Registrant as Specified in Its Charter)

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BERNARD CHAUS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Bernard Chaus, Inc., a New York corporation (the "Company"), will be held on Wednesday, November 10, 2004 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York for the following purposes:

1.	To elect five directors of the Company to serve until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified;

2.	To approve an amendment to the Bernard Chaus, Inc. 1998 Stock Option Plan, as amended, which would increase the aggregate number of shares of Common Stock that may be granted pursuant to the Stock Option Plan from 6,750,000 to 7,750,000; and

3.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on September 30, 2004 are entitled to notice of and will be entitled to vote at the Meeting.

YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,
Barton Heminover Assistant Secretary

New York, New York
October 7, 2004

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

BERNARD CHAUS, INC.

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 10, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Bernard Chaus, Inc., a New York corporation (the "Company"), to be used at the 2004 Annual Meeting of Shareholders (the "Meeting") which will be held on November 10, 2004 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and any adjournments or postponements thereof.

Shareholders who execute proxies retain the right to revoke them at any time before they are exercised by notice in writing to the Secretary of the Company or by revocation in person at the Meeting; unless so revoked, the shares represented by proxies will be voted at the Meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of Directors—Nominees for Election," (ii) FOR the approval of an amendment (the "Stock Option Plan Amendment") to the Bernard Chaus, Inc. 1998 Stock Option Plan, as amended (the "Stock Option Plan"), which would increase the aggregate number of shares of Common Stock that may be granted pursuant to the Stock Option Plan from 6,750,000 to 7,750,000; and (iii) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to shareholders was October 12, 2004.

Shareholders of record at the close of business on September 30, 2004 are entitled to notice of and will be entitled to vote at the Meeting. As of September 30, 2004 there were 442 shareholders of record. There were outstanding 27,967,089 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company as of September 30, 2004. Each share of Common Stock is entitled to one vote.

As used herein, fiscal 2004 refers to the fiscal year ended June 30, 2004, fiscal 2003 refers to the fiscal year ended June 30, 2003, and fiscal 2002 refers to the fiscal year ended June 30, 2002.

VOTING PROCEDURES

Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the shareholders to take action at the Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Meeting constitute a quorum. Once a quorum of the shareholders is established, under the BCL and the Company's By-Laws, the directors standing for election must be elected by a plurality of the votes cast. The Stock Option Plan Amendment and all other actions to be taken at the Meeting must be approved by a majority of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock as of September 30, 2004.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
Josephine Chaus	16,837,308(1)	60.20%
530 Seventh Avenue New York, New York 10018

(1)	All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 61,136 shares of Common Stock included in such amount, Josephine Chaus shares the power to dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children (but does not have the power to vote such shares), and, with respect to 683 shares of Common Stock included in such amount, such shares are owned by Ms. Chaus' minor child and Ms. Chaus is the custodian and, in such capacity, has the power to vote and dispose of them.

Ms. Chaus has pledged 10,000,000 shares of Common Stock (the "Pledged Shares") owned by her to GMAC Commercial Finance LLC ("GMAC") to secure her obligations to GMAC under a promissory note. Ms. Chaus has sole investment and voting power with respect to the Pledged Shares unless and until an Event of Default has occurred under the Pledge Agreement with GMAC. Ms. Chaus has the right to dispose of the Pledged Shares so long as the sale proceeds equal or exceed the then fair market value of the shares and the proceeds are used to repay the indebtedness to GMAC.

The shares beneficially owned by Ms. Chaus do not include an aggregate of 2,000,000 shares of Common Stock owned by certain trusts for the benefit of Ms. Chaus' children or 808 shares of Common Stock owned by one of her children. She does not have any power to vote, direct the vote or dispose of these shares of Common Stock and disclaims beneficial ownership of these shares of Common Stock.

Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

The following table presents information as of September 30, 2004 with respect to the number of shares of Common Stock beneficially owned by each of the directors of the Company and each Named Executive Officer (as hereafter defined), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group. The information below stating amounts beneficially owned and percent of class owned includes options exercisable within 60 days of September 30, 2004.

Name	Amount Beneficially Owned (1)	Percent of Class Directors:
Directors:
Philip G. Barach (2)	53,737	*
Nicholas DiPaolo † (3)	3,310,000	10.58%
S. Lee Kling (4)	54,500	*
Harvey M. Krueger (5)	70,993	*
Named Executive Officers:
Barton Heminover (6)	56,408	*
Gregory Mongno	0	*
All directors and executive officers as a group (7 persons) (7)	20,382,946	64.84%

*	Less than one percent.

†	Mr. DiPaolo is a Named Executive Officer as well as a director.

(1)	Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2)	Includes options to purchase 33,500 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 22,500 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(3)	Includes options to purchase 3,310,000 shares of Common Stock granted under the Stock Option Plan.

(4)	Includes options to purchase 34,500 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 22,500 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable. Mr. Kling has indicated that all of his shares are held jointly with his wife who shares all voting and investment power with respect to such shares.

(5)	Includes options to purchase 32,500 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 22,500 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(6)	Includes options to purchase 56,408 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 10,000 shares of Common Stock granted under the Stock Option Plan which are not currently exercisable.

(7)	Includes beneficial ownership of Josephine Chaus (see table above); also includes options to purchase an aggregate of 3,466,908 shares of Common Stock granted under the Stock Option Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

Five directors will be elected at the Meeting to serve until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the election of these nominees. Ms. Chaus has advised the Company that she intends to vote all of her shares in favor of such election.

At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. In the event any nominee refuses or is unable to serve as a director, the proxies named on the proxy card reserve full discretion to vote for such other person as may be nominated by the Board of Directors. There are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

The following table sets forth certain information with respect to the nominees for director:

Name of Nominee	Age	Director Since
Josephine Chaus	53	1977
Nicholas DiPaolo	63	1999
S. Lee Kling	75	1989
Harvey M. Krueger	75	1992
Philip G. Barach	74	1993

Josephine Chaus is a co-founder of the Company and held various positions with the Company since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairwoman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

S. Lee Kling was elected a director of the Company on February 22, 1989. He served from 1991 to August 2002 as Chairman of the Board of Kling Rechter & Co., L.P., a merchant banking company. As of September 1, 2002, Mr. Kling became Chairman of the Board of The Kling Company. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri ("Landmark"), until December 1991 when the company merged with Magna Group, Inc. He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Falcon Products, Inc., a furniture and fixtures manufacturer; National Beverage Corp., a beverage manufacturer; Electro Rent Corporation, an electronic equipment rental company; Engineered Support Systems, Inc., a product manufacturer in the defense industry; and Kupper Parker Communications, Inc., an advertising and public relations company, all of which are public companies. Mr. Kling also serves on the Board of Directors of Computer Sales International, a private company.

Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been Vice Chairman of Lehman Brothers, Inc. ("Lehman Brothers"), an investment banking firm, since 1997. From May 1984 to 1996, he was a Senior Managing Director of Lehman Brothers. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co., and in 1976, he became President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger currently serves as a director of Automatic Data Processing Inc., a provider of payroll and related employer services; and Delta Galil Industries Ltd., a manufacturer of boutique-quality apparel, each of which is a public company.

Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer, retail apparel company and retail eyewear company. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993. Mr. Barach currently serves as a director of Glimcher Realty Trust, a real estate company; which is a public company.

Nicholas DiPaolo has been Chief Operating Officer and Vice Chairman of the Company since November 1, 2000 and a director of the Company since February 11, 1999. From 1991 through May 1997, he served as Chairman, President and Chief Executive Officer of Salant Corporation, a diversified apparel company ("Salant"). In addition, Mr. DiPaolo served as President and Chief Operating Officer of Salant from 1988 through 1991. Prior to 1998, he held executive positions with a number of apparel and related companies, including Manhattan Industries, a menswear company, and The Villager, a women's sportswear company. Mr. DiPaolo currently serves on the Board of Directors of JPS Industries, Inc., a publicly traded manufacturer of specialty extruded and woven materials, and Foot Locker, Inc., a publicly traded retailer of athletic footwear and apparel.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During fiscal 2004, the Board of Directors met on five occasions. During fiscal 2004, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings, held by all committees of the Board of Directors on which such director served. The Company has a policy that encourages attendance by directors at the Company's annual meeting of shareholders. All members of the Board of Directors attended last year's annual meeting of shareholders.

During fiscal 2004, the members of the Audit Committee were Philip G. Barach, S. Lee Kling, and Harvey M. Krueger. All three members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

The Audit Committee is primarily responsible for (i) overseeing the integrity of the Company's financial statements, (ii) overseeing the Company's internal controls and procedures for finance, accounting, disclosure and legal compliance, (iii) monitoring the performance of the Company's internal auditing department and the independence and performance of the Company's independent auditors and (iv) providing an avenue of communication between the independent auditors, management, the internal auditing department and the Board of Directors.

The Board of Directors has approved an amendment to the charter of the Audit Committee, effective May 4, 2004. The complete text of the Amended and Restated Audit Committee Charter is included as Appendix A to this Proxy Statement. The Board of Directors has determined that Mr. Krueger is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

The Audit Committee meets at least four times a year following the completion of the auditor's review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. During fiscal 2004, the Audit Committee met on four occasions.

During fiscal 2004, the members of the Compensation Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation of any employee of the Company whose annual compensation exceeds $150,000. The Compensation Committee met on three occasions during fiscal 2004.

The Board of Directors also has a Nominating and Corporate Governance Committee which was established at the May 2004 meeting of the Board of Directors. During fiscal 2004, the members of the Nominating and Corporate Governance Committee were Philip G. Barach, S. Lee Kling and Harvey M. Krueger. All three members of the Nominating and Corporate Governance Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). The Nominating and Corporate Governance Committee is responsible for (i) identifying qualified individuals for membership on the Board of Directors, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and (iii) providing oversight of the corporate governance affairs of the Board of Directors and the Company.

A copy of the Nominating and Corporate Governance Committee Charter is included as Appendix B to this Proxy Statement. Since it was newly formed, the Nominating and Corporate Governance Committee did not meet during fiscal 2004.

The Nominating and Corporate Governance Committee will consider many factors when evaluating candidates for nomination to the Board of Directors, with the goal of fostering a Board of Directors comprised of directors with a variety of experience and backgrounds. Candidates are evaluated against certain criteria, including financial and business expertise, significant independent accomplishments, skills and experience, as well as other factors that are listed as an annex to the Nominating and Corporate Governance Committee Charter, which is included with such charter as Appendix B to this Proxy Statement.

The Nominating and Corporate Governance Committee considers candidates for the Board of Directors from any source, including shareholders' recommendations. The Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the proposal and does not have any specific minimum qualifications that must be met. However, the Nominating and Corporate Governance Committee does believe that all members of the Board of Directors should have the highest character and integrity and sufficient time to devote to Company matters.

Shareholders may recommend candidates for consideration by the Nominating and Corporate Governance Committee by writing to the Company's corporate Secretary at the Company's offices at 800 Secaucus Road, Secaucus, New Jersey 07094, giving the candidate's name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as director, should accompany any such recommendation. Shareholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee must comply with the Company's policy regarding shareholder's proposals. See "Proposals for Next Year's Meeting" contained herein.

The Nominating and Corporate Governance Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms were used in fiscal 2004 by the Nominating and Corporate Governance Committee and, accordingly no fees have been paid to consultants or search firms.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with a member or members of the Board of Directors, including the Nominating and Corporate Governance Committee or the non-management directors as a group, may do so by addressing their correspondence to the board member or members, or applicable committee c/o the Assistant Secretary, Bernard Chaus, Inc., 800 Secaucus Road, Secaucus, New Jersey 07094. The Board of Directors has unanimously approved a process pursuant to which the office of the Assistant Secretary will review and forward correspondence to the appropriate person or persons for response.

CODE OF ETHICS

The Company has amended and restated its Code of Ethics and Standards of Conduct (the "Code of Ethics") effective May 4, 2004. The Code of Ethics applies to all officers, directors and employees of the Company, including, the principal executive officer, principal financial officer and principal accounting officer. A copy of the Amended and Restated Code of Ethics is included as Appendix C to this Proxy Statement. The Company intends to file a Form 8-K to the extent required by the rules and regulations of the Securities and Exchange Commission for waivers of, or amendments to, the Code of Ethics.

COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2004, all Section 16(a) filing requirements applicable to its officers and directors and persons beneficially owning more than ten percent of the Common Stock were complied with, except that each of Messrs. Barach, Kling, and Krueger inadvertently did not timely file one report with respect to one transaction. In addition, Mr. Mongno inadvertently did not timely file eight reports with respect to twenty transactions. These filings were subsequently made.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth all cash compensation paid or accrued by the Company for fiscal 2004, fiscal 2003 and fiscal 2002 with respect to (a) Josephine Chaus, Chairwoman of the Board and Chief Executive Officer, and (b) the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered by such persons in all capacities to the Company:

	Annual Compensation						Long Term Compensation
Name and Principal Position Held During Fiscal Year 2003	Year	Salary($)	Bonus($)		Other($)	Restricted Stock Awards (#)	Number of Securities Underlying Options (#)	All Other Compensation (1)
Josephine Chaus	2004	525,000	—		—	—	—	—
Chairwoman of the Board and	2003	525,000	—		—	—	—	—
Chief Executive Officer	2002	525,000	—		—	—	—	—

Nicholas DiPaolo	2004	300,000			—	—	—	—
Chief Operating Officer and	2003	300,000	200,000		—	—	—	—
Vice Chairman	2002	300,000	—		—	—	—	—

Gregory Mongno (3)	2004	567,690	—		—	—	—	—
President	2003	552,884	129,947		—	—	—	—
	2002	511,923	150,000	(2)	—	—	686,667	—
					—	—	—	—
Barton Heminover	2004	196,384	2,000		—	—	—	—
Chief Financial Officer and	2003	190,884	35,577		—	—	20,000	—
Assistant Secretary	2002	185,000	—		—	—	46,408	—

(1)	The amounts in this column include the aggregate value of certain personal benefits to a Named Executive Officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.

(2)	The bonus amount represents the bonus amount guaranteed to Mr. Mongno pursuant to his employment letter agreement with the Company. The bonus amount was paid to Mr. Mongno in early September 2001.

(3)	Mr. Mongno ceased to be employed with the Company effective as of May 31, 2004.

OPTION GRANTS TABLE

The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during fiscal 2004. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Securities Underlying Options Granted (#)(1)	% of Total Options Granted To Employees In Fiscal Year(3)	Exercise Or Base Price	Expiration Date
					5% ($)	10% ($)
Josephine Chaus	—	—	—	—	—	—
Nicholas DiPaolo	—	—	—	—	—	—
Gregory Mongno	—	—	—	—	—	—
Barton Heminover	—	—	—	—	—	—

(1)	All options were granted under the Stock Option Plan.

(2)	Potential pre-tax realizable value is based on the assumption that the stock appreciates from the market value on the date of grant at the annual rates of appreciation shown on the table over the option term (ten years). This is a theoretical value. The actual realized value depends upon the market value of the Company's stock at the exercise date.

(3)	The percentage of stock options granted to each Named Executive Officer is based on a total number of stock options granted to employees amounting to 100,000 during fiscal 2004.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table provides information with respect to the exercise of stock options during fiscal 2004 by the Named Executive Officers and the value of unexercised options at fiscal year end.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at June 30, 2004 Exercisable	Number of Securities Underlying Unexercised Options at June 30, 2004 Unexercisable	Value of Unexercised In-the-Money Options at June 30, 2004 (1) Exercisable	Value of Unexercised In-the-Money Options at June 30, 2004 (1) Unexercisable
Josephine Chaus	—	—	—	—	—	—
Nicholas DiPaolo	—	—	3,308,750	1,250	$1,860,984	$328
Gregory Mongno	520,001	$262,500	—	—	—	—
Barton Heminover	—	—	51,408	15,000	$21,884	$3,000

(1)	The value is based on the excess of the market price of the Common Stock at the end of fiscal 2004 over the option price of the unexercised options.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of fiscal 2004. The only equity compensation awards granted by the Company have been pursuant to the Stock Option Plan. Pursuant to the Stock Option Plan, the Company may grant to employees, officers, consultants and directors of the Company incentive stock options, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and non-incentive stock options. Under the Stock Option Plan, 6,750,000 shares of Common Stock are reserved for issuance. The number of shares of Common Stock eligible for issuance under the Stock Option Plan would increase to 7,750,000 if the proposal set forth herein as Proposal No. 2 is approved by the shareholders. The maximum number of shares that any one eligible individual may be granted in respect of options under the Stock Option Plan during the entire term of the Stock Option Plan may not exceed 4,000,000 shares of Common Stock. No stock options may be granted under the Stock Option Plan subsequent to October 29, 2007. The exercise price may not be less than 100% of the fair market value on the date of grant for incentive stock options (110% in the case of incentive stock options granted to a "ten percent shareholder" (as defined in Section 422 of the Code)). The Stock Option Plan is administered by the Compensation Committee and, subject to the provisions of the Stock Option Plan, the Compensation Committee determines when and to whom options will be granted, the number of shares covered by each option and the terms and provisions applicable to each option. In the event of certain change in control transactions, each outstanding option becomes immediately and fully exercisable.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	5,986,827	$0.55	162,072
Equity compensation plans not approved by security holders	—	—	—
Total	5,986,827	$0.55	162,072

EMPLOYMENT ARRANGEMENTS

Josephine Chaus.    The Company's employment agreement with Josephine Chaus, Chairwoman of the Board, commenced on July 1, 1992 and expired on June 30, 1994. Since such date, she has been employed without a written agreement. Ms. Chaus' annual base salary was $525,000 for fiscal 2004.

Nicholas DiPaolo.    On January 10, 2001, the Company entered into an employment agreement with Nicholas DiPaolo who has been serving as the Company's Vice Chairman and Chief Operating Officer since November 1, 2000, the effective date of the employment agreement. Under the employment agreement, Mr. DiPaolo receives an annual salary of $300,000 per year. Under the employment agreement, on November 1, 2000, Mr. DiPaolo was granted 300,000 fully vested options to purchase Common Stock at the fair market value on the date of grant (the "Sign-On Options"). The exercise price of the Sign-On Options is $0.50. Under the employment agreement, on January 10, 2001, Mr. DiPaolo was granted 3,000,000 options to purchase Common Stock at the fair market value on the date of the grant (the "Put Options"). The exercise price of the Put Options is $0.375. The Put Options vest in three equal installments upon each of the first two anniversaries of the employment agreement's effective date and on November 1, 2003, respectively. In the event that the Company achieved a cumulative EBITDA target determined by the Board of Directors for the three year period ended June 30, 2003, Mr. DiPaolo would have been entitled to require the Company to purchase his Put Options, for a purchase price equal to $1,125,000, i.e., the aggregate exercise price of the Put Options. The Company did not meet the cumulative EBITDA target, therefore the Company is not required to purchase the Put Options. In the event there is a "Change of Control" of the Company or his employment is terminated without "Cause" (as such terms are defined in the employment agreement), however, Mr. DiPaolo shall also have the right to require the Company to purchase his vested Put Options at a purchase price equal to the aggregate exercise price of the vested Put Options. If the employment agreement is terminated by the Company without cause, Mr. DiPaolo is entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments. The employment agreement initially had a term ending on November 30, 2003. By an amendment effective as of December 1, 2003, the term was extended until June 30, 2005.

Gregory Mongno.    On June 1, 2001, the Company entered into an employment agreement with Mr. Mongno providing for him to serve as President of the Company for a three year term. Under the employment agreement, Mr. Mongno received an annual salary of $500,000 per year from June 1, 2001 through May 31, 2002; $550,000 per year from June 1, 2002 to May 31, 2003 and $600,000 per year from June 1, 2003 to May 31, 2004. Under the employment agreement Mr. Mongno was entitled to an annual bonus based upon targets set by the Compensation Committee of the Board of Directors, subject for the fiscal year ended June 30, 2002 to a minimum bonus of $150,000. In addition, in connection with the execution of Mr. Mongno's employment agreement, on August 8, 2001 (the "Option Date"), Mr. Mongno was granted options to purchase an aggregate of 500,000 shares of Common Stock. The options were granted at an exercise price equal to the last sale price of the Common Stock on the Option Date (i.e., $0.50), vesting in three equal annual installments on the anniversary dates of the Option Date. The employment agreement provided that in the event Mr. Mongno's employment was terminated by the Company without cause, Mr. Mongno would have been entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments. On October 15, 2003, the Company and Mr. Mongno agreed to amend Mr. Mongno's employment agreement. The amended employment agreement provided, inter alia, that (1) in the event Mr. Mongno's employment was terminated by the Company without cause, Mr. Mongo would have been entitled to (a) monthly severance payments equal to his monthly base salary of $50,000 through the term of his employment agreement and (b) a bonus payment equal to the pro rated portion of the bonus, if any, for the year of termination, (2) upon Mr. Mongno's acceptance of a position as employee or consultant with another entity, prior to the end of the term of the employment agreement, Mr. Mongno's employment thereunder would be terminated and Mr. Mongno would be entitled to monthly severance payments for the remainder of the term equal to $50,000 less the amount of Mr. Mongno's monthly compensation pursuant to such other employment or consultancy. The amended employment agreement also provided that if Mr. Mongno remained employed until the end of the term, Mr. Mongno would be entitled to the same bonus, if any, to which he would have been entitled prior to the amendment of his employment agreement. Mr. Mongno's employment agreement expired on May 31, 2004.

DIRECTORS' COMPENSATION

During fiscal 2004, directors who were not employees of the Company received an annual fee of $20,000 for serving on the Board of Directors, plus a cash fee of $1,500 per meeting day. In addition, directors are paid a per diem advisory fee of $2,100 for special projects assigned by the Board of Directors.

Pursuant to its authority under the Stock Option Plan, the Compensation Committee had provided for each non-employee director to be automatically granted options to purchase 5,000 shares of Common Stock annually on July 1 based on the market price of the Common Stock on the date of grant, exercisable up to 25% on each of the first four anniversaries after the grant (the "Automatic Option Grant Policy"). The last such automatic grant under such policy occurred on July 1, 2000. On January 19, 2001, the Board of Directors resolved to terminate the Automatic Option Grant Policy and that future grants of options to purchase shares of the Common Stock to directors shall be determined by the Compensation Committee from time to time. In August 2002, the Compensation Committee granted each non-employee director an option to purchase 10,000 shares of Common Stock exercisable at the market price of the Common Stock on the date of grant. In addition, on such date, the Board of Directors decided to amend the Stock Option Plan, subject to shareholder approval, to provide for an automatic annual grant of 10,000 options to each of the non-employee directors of the Company on July 1 of each year upon the same terms as the Company's prior Automatic Option Grant Policy (the "2002 Automatic Option Grant Policy"). Such amendment to the Stock Option Plan was approved by the shareholders at the 2002 Annual Meeting of Shareholders. The first automatic annual grants under the 2002 Automatic Option Grant Policy were on July 1, 2003.

The Company has purchased and will maintain a $50,000 term life insurance policy on behalf of certain directors with the benefits to be paid to such director's designated beneficiary.

COMPENSATION COMMITTEE REPORT

Committee.    The Compensation Committee establishes and reviews the Company's arrangements and programs for compensating its executive officers, including the Named Executive Officers. The Compensation Committee is composed of Philip Barach, S. Lee Kling and Harvey M. Krueger, none of whom is either an officer or employee of the Company.

Background, Objectives and Philosophy.    The Compensation Committee's objective is to establish an overall compensation program that rewards executives as the Company's net income reaches certain targeted levels and, through the grant of options, as the market price of the Common Stock increases.

The Compensation Committee believes that there are three principal components which should be included in a compensation program:

(1)	base salary;

(2)	annual cash incentives; and

(3)	stock option incentives.

Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under an Incentive Award Plan (the "Incentive Award Plan") and long-term performance of the Company is rewarded through the grant of stock options pursuant to the Stock Option Plan. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. This approach is consistent with the Compensation Committee's view that incentive programs should be based upon performance and that awards of stock options should ally the economic interests of the Company's officers and other key employees with those of the Company's shareholders.

COMPENSATION PROGRAM COMPONENTS.

Base Salary.    Base salaries are set at levels that are competitive within the apparel industry. An annual salary adjustment within each applicable position/salary level is determined by evaluating the performance of the individual, including the achievement of numerate and non-numerate objectives, in the context of the financial results of the Company.

Annual Cash Incentives.    Cash incentive awards are based on performance as measured by the Company's net income. The Compensation Committee believes that net income is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. The Company has in effect the Incentive Award Plan in which certain key employees are eligible to participate. The Compensation Committee from time to time may establish corporate-wide objectives based upon net earnings each year, the attainment of which serve as the basis for computing annual bonuses. During fiscal 2004 there were bonus targets based upon net earnings fixed for certain key employees. Such targets were not met. A portion of each executive's bonus has also been dependent on the achievement of written numerate objectives, which are jointly established in advance by each such executive and the Chief Executive Officer. The Compensation Committee may determine to establish earnings targets and other targets for future fiscal years, including fiscal 2005. From time to time, certain employment agreements with officers contain minimum bonus arrangements. Certain employment agreements with officers provide for bonuses based upon "EBITDA" targets determined by the Board of Directors. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Stock Option Plan.    The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of executive management with those of the Company's shareholders. The Company has in effect the Stock Option Plan pursuant to which the Compensation Committee may grant executives options to purchase Common Stock. See "Equity Compensation Plan Information." The Company utilizes vesting periods to encourage key executives to continue in the employ of the Company. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a period determined by the Compensation Committee, which is generally three to four years. Levels of participation in the Stock Option Plan generally vary on the basis of the recipient's position in the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Josephine Chaus has served as Chief Executive Officer of the Company from 1991 through September 1994 and from December 1998 until present. She served as a member of the Office of the Chairman of the Company from September 1994 until December 1998 when the position was eliminated. Josephine Chaus did not participate in the Company's bonus program or the Stock Option Plan during fiscal 2004. For fiscal 2004, Ms. Chaus' annual salary was $525,000.

Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to a company's chief executive officer and certain other highly compensated executive officers. Qualifying performance-based compensation and certain severance arrangements are not subject to the deduction limit if certain requirements are met. The Compensation Committee endeavors, where possible, to structure incentive compensation to qualify as "performance-based compensation." The Stock Option Plan has been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide the Company with an income tax deduction equal to the amount of compensation income recognized by the optionee. The Incentive Award Plan has not been structured to comply with the requirements under Code Section 162(m) regarding qualifying performance-based compensation to provide for the deductibility of compensation payable thereunder. In fiscal 2004, neither Ms. Chaus nor any other executive officer of the Company received compensation in excess of $1,000,000, and it is not currently expected that any executive officer of the Company will receive compensation in excess of $1,000,000 for fiscal 2005.

COMPENSATION COMMITTEE
Philip Barach S. Lee Kling Harvey M. Krueger

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company's independent public accountants ("Deloitte & Touche"). The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for fiscal 2004 with management. The Audit Committee has discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

The Company's independent public accountants also provided to the Audit Committee certain written communications and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the independent public accountants their independence from the Company and has considered whether the provision of non-audit services is compatible with maintaining their independence.

Based on the Audit Committee's review and discussions described above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company's audited consolidated financial statements for fiscal 2004 be included in the Company's Annual Report on Form 10-K for fiscal 2004 which was filed with the Securities and Exchange Commission on September 28, 2004.

AUDIT COMMITTEE
Philip G. Barach S. Lee Kling Harvey M. Krueger

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference into any other Company filing by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Common Stock during the five fiscal years ended June 30, 2004 with the cumulative return on the Standard & Poor's 500 Index and the Standard & Poor's Apparel, Accessories & Luxury Goods Index, assuming investment of $100 in each of the above at their closing stock prices on June 30, 1999.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BERNARD CHAUS, INC., THE S&P 500 INDEX AND
THE S&P APPAREL, ACCESSORIES & LUXURY GOODS INDEX

* $100 invested on 6/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

	Cumulative Total Return
	6/99	6/00	6/01	6/02	6/03	6/04
BERNARD CHAUS, INC.	100.00	23.42	17.36	20.43	32.34	32.34
S&P 500	100.00	107.25	91.34	74.91	75.10	89.45
S&P APPAREL, ACCESSORIES AND LUXURY GOODS	100.00	72.15	104.52	122.35	111.26	142.67

CERTAIN TRANSACTIONS

Mr. Kling serves as a consultant to Lockton Companies, an insurance broker from which the Company obtains directors and officers liability insurance, and employee practices liability insurance. The total aggregate premium payments paid to Lockton Companies in respect of such insurance during fiscal 2004 were approximately $200,000.

AUDITORS

Deloitte & Touche LLP serves as the principal accounting firm designated to audit the Company's consolidated financial statements. The engagement of Deloitte & Touche LLP is not being presented for approval by the shareholders at the Meeting; however, a representative from Deloitte & Touche LLP is expected to be available to answer questions, if any, addressed to him or her at the Meeting and will be given the opportunity to make a statement if such representative desires to do so.

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates to the Company for fiscal 2003 and fiscal 2004 were as follows:

	Fiscal 2003	Fiscal 2004
Audit Fees.	$312,000(a)	$265,000(a)
Audit-Related Fees	$30,000(c)(d)	$20,000(c)(d)
Total Audit and Audit Related Fees	$342,000	$285,000
Tax Fees	$98,000(b)(d)	$113,000(b)(d)
All Other Fees	$0	$0
Total Fees	$440,000	$398,000

(a)	Represents fees billed in connection with the audits of the Company's consolidated financial statements for fiscal 2003 and fiscal 2004 included in its annual reports on Form 10-K and reviews of the Company's interim consolidated financial statements included in its quarterly reports on Form 10-Q for fiscal 2003 and fiscal 2004.

(b)	Represents fees billed in connection with tax services for fiscal 2003 and fiscal 2004. Tax services include professional services provided for tax compliance and tax planning.

(c)	Represents fees billed in connection with the audits of the Company's employee benefit plans for fiscal 2003 and fiscal 2004.

(d)	The Audit Committee has considered whether the provision of these services is compatible with maintaining Deloitte & Touche LLP's independence.

The charter of the Audit Committee provides that the Audit Committee approves the fees and other significant compensation to be paid to the independent auditors. The Audit Committee and the Board of Directors have further agreed that all services to be provided by Deloitte & Touche LLP should be approved in advance by the Audit Committee (or its designee). Prior to any such approval, it is expected that the Audit Committee (or its designee) would review a budget for any such services, which budget would likely include a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted, and that the Audit Committee (or its designee) would periodically monitor the services rendered by and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee (or its designee). The Audit Committee has authorized Mr. Kling to approve the use of Deloitte & Touche LLP for tax consulting services subject to Mr. Kling keeping the Audit Committee apprised of such services. For fiscal 2004, one hundred percent (100%) of the fees set forth in the table above were approved by the Audit Committee in accordance with applicable regulations.

PROPOSAL NO. 2
AMENDMENT TO THE STOCK OPTION PLAN

General

The Bernard Chaus, Inc. 1998 Stock Option Plan was originally adopted by the Board of Directors on November 7, 1997 and amended on November 15, 2000 and November 13, 2002. The Stock Option Plan is designed to enhance the Company's ability to attract and retain employees, officers, consultants and directors and to incentivize such persons to devote their abilities and industry to the success of the Company's business enterprise.

PROPOSAL

On August 24, 2004, the Board of Directors, upon recommendation of the Compensation Committee, approved, subject to shareholder approval, an Amendment No. 3 to the Stock Option Plan, attached hereto as Appendix D (the "Stock Option Plan Amendment"), which provides for an increase of the aggregate number of shares of Common Stock that may be granted under the Stock Option Plan from 6,750,000 shares to 7,750,000 shares. The aggregate number of shares of Common Stock that may be granted to any one participant in the Stock Option Plan during the its term will remain 4,000,000 shares.

At the Annual Meeting, the shareholders will be asked to approve the Stock Option Plan Amendment. The Board of Directors adopted the Stock Option Plan Amendment to allow for future grants under the Stock Option Plan necessary for the Company to remain competitive in its recruiting efforts and for the Company to retain existing employees, officers, consultants and directors. In determining the appropriate size of the increase, the Board of Directors took into account the size of the option programs of a number of similar companies as well as the Company's future hiring plans.

If the shareholders fail to approve the Stock Option Plan Amendment, the Company would likely be severely constrained in its ability to attract and retain executives, other employees, consultants and directors, and in motivating and retaining skilled management personnel and directors necessary for the Company's success.

SUMMARY OF 1998 STOCK OPTION PLAN

The following summary description of the principal terms of the Stock Option Plan, does not purport to be complete and is qualified in its entirety by the full text of the 1998 Stock Option Plan, as amended, a copy of which has been attached as Exhibit A and B to the 2000 Annual Meeting of Shareholders filed pursuant to Regulation 14A.

Pursuant to the 1998 Stock Option Plan, as amended, employees, officers, consultants and directors of the Company chosen by the Compensation Committee will be eligible to receive awards of stock options ("Options") in consideration for services performed for the Company (such individuals, "Optionees"); provided, however, that only employees of the Company or its future subsidiaries may receive Incentive Stock Options (as defined below) under the 1998 Stock Option Plan, as amended. Options granted under the 1998 Stock Option Plan, as amended, may be either nonqualified stock options ("Nonqualified Options") or "incentive stock options," within the meaning of Section 422 of the Code ("Incentive Stock Options").

The Company currently has two (2) executive officers, thirty-two (32) other officers and key employees, one (1) consultant, and three (3) non-employee directors participating in the Stock Option Plan.

Under the Stock Option Plan, 6,750,000 shares of Common Stock are currently reserved for issuance. Such amount would increase to 7,750,000 if this proposal is approved by the shareholders. No stock options may be granted subsequent to October 29, 2007. As of June 30, 2004, options to purchase an aggregate of 5,986,827 shares had been granted and were outstanding under the Stock Option Plan at a weighted average exercise price of $0.55 per share, and Options to purchase 601,101 shares of Common Stock under the Plan have been exercised. All options granted during the past three fiscal years were granted at an exercise price at least equal to the market price of the Common Stock on the date of the grant of such options.

At the 2002 annual meeting, the shareholders approved an Amendment No. 2 to the 1998 Stock Option Plan, which provided for the automatic annual grant of 10,000 option shares to each of the non-employee directors of the Company on July 1 based on the market price of the Common Stock on the date of grant, exercisable up to 25% on each of the first four anniversaries after the grant.

The Stock Option Plan is administered by the Compensation Committee. The Stock Option Plan requires that the Compensation Committee consist of at least two (2) directors of the Company, provided however, that (a) each member shall be a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and (b) to the extent necessary for any Option intended to qualify as performance based compensation under Section 162(m) of the Code to so qualify, each member of the Compensation Committee shall be an "outside director" within the meaning of Section 162(m) of the Code. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the 1998 Stock Option Plan, as amended, the Compensation Committee will determine when and to whom Options will be granted, the number of shares covered by each Option and the terms and provisions applicable to each Option; provided, however, that the Compensation Committee may not award Options to any employee with respect to more than 4,000,000 shares of Common Stock during the term of the 1998 Stock Option Plan, as amended. The Compensation Committee is required to make adjustments with respect to Options granted under the Stock Option Plan in order to prevent dilution or expansion of the rights of any holder. The Compensation Committee may construe and interpret the 1998 Stock Option Plan, as amended, and may at any time establish, amend and revoke such rules and regulations for the 1998 Stock Option Plan, as amended, as it deems advisable.

An Option may be granted on such terms and conditions as the Compensation Committee may approve, provided that all Incentive Stock Options must be granted with an exercise price equal to no less than 100% of the fair market value of the underlying shares as of the date of grant (110% of the market value in the case of Incentive Stock Options granted to a "ten percent shareholder" (as defined in Section 422 of the Code)). The 1998 Stock Option Plan, as amended, imposes no such minimum exercise price on Nonqualified Options. Upon the exercise of an Option, the Option holder shall pay the Company the exercise price plus the amount of the required federal and state withholding taxes due with respect to the exercise of such exercise, if any. Payment of the Option exercise price may be made by cash and/or the transfer of shares of Common Stock to the Company upon such terms and conditions as determined by the Compensation Committee. In addition, Options granted to employees may be exercised through a broker-dealer pursuant to such cashless exercise procedures, which are, from time to time, deemed acceptable by the Compensation Committee. No such procedures are currently in place. Each Option shall become exercisable in such installments and at such times as determined by the Compensation Committee and set forth in an agreement evidencing the grant of an Option. Each Option shall be for such term as the Compensation Committee shall determine, provided that no Option shall have a term of greater than ten years (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder"). In the event of certain change in control transactions, unless provided otherwise in the agreement evidencing the Option, each outstanding Option shall become immediately and fully exercisable.

Under the Stock Option Plan, unless provided otherwise in the agreement evidencing the Option (other than an Incentive Stock Option) at the time of the grant or at any time thereafter, an Option granted under the Stock Option Plan shall not be transferable by the Optionee to whom it is granted, except by will or the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative.

The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 1998 Stock Option Plan, as amended; provided, however, that, to the extent necessary under applicable law, no amendment shall be effective unless approved by shareholders of the Company. In addition, no such change may adversely affect any Option previously granted, except with the written consent of the Optionee.

As of September 30, 2004, the following individuals and groups had been granted Options under the Plan to purchase shares in the amounts indicated: Nicholas DiPaolo (Chief Operating Officer and Vice Chairman): 3,310,000 shares, all of which are currently outstanding; Barton Heminover (Chief Financial Officer and Assistant Secretary): 66,408 shares, all of which are currently outstanding; Phillip G. Barach (Director): 56,000 shares, all of which are currently outstanding; S. Lee Kling (Director): 57,000 shares, all of which are currently outstanding; Harvey Krueger (Director): 55,000 shares, all of which are currently outstanding; all current executive officers as a group: 3,376,408 shares, all current non-executive officer directors as a group: 168,000 shares; and all employees, including officers other than executive officers, as a group: 1,912,419 shares. As of September 30, 2004, the market value of the Common Stock underlying outstanding Options was approximately $6,016,395.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Although the Company cannot currently determine the number of shares subject to Options that may be granted in the future to executive officers or non-employee directors, each of the executive officers and directors of the Company has an interest in the approval of the Plan Amendment in so far as (a) non-employee directors of the Company would receive an automatic annual grant of 10,000 shares of Common Stock of the Company on July 1st of each year and are likely to be recipients of future Options and (b) executive officers are likely to be recipients of future Options. Although the Company has not yet committed to the issuance of Options to any prospective officers, it may do so in the future. A significant portion of the increase in shares of Common Stock available for Option issuances covered by this proposal may be used for such purpose.

SHAREHOLDER APPROVAL

Each proxy received will be voted for the approval of the Stock Option Plan Amendment, which provides for the increase in the aggregate number of shares of Common Stock that may be granted pursuant to the Stock Option Plan from 6,750,000 shares to 7,750,000.

Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the Stock Option Plan Amendment. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of approval of such amendment.

FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a description of the U.S. federal income tax consequences of the grant and exercise of Options awarded under the Stock Option Plan. This summary is not intended to be exhaustive, and, among other things, does not describe any state, local or foreign income or other tax consequences associated with the grant and exercise of Options.

A participant in the Stock Option Plan, as amended (each such person, an "Optionee") will not recognize taxable income for U.S. federal income tax purposes upon the grant of a Nonqualified Option. Upon the exercise of a Nonqualified Option, the Optionee generally will have taxable ordinary income, subject, in the case of an employee, to withholding, in an amount equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Company will be entitled to a tax deduction in an amount equal to the amount included in income by the Optionee, provided the Company complies with applicable reporting requirements. Any ordinary income realized by an Optionee upon exercise of a Nonqualified Option will increase his tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a Nonqualified Option, Optionees will realize capital gain or loss, which capital gain may be subject to reduced rates of tax if such stock was held for more than one year prior to the sale.

Optionee generally will recognize no income for U.S. federal income tax purposes upon either the grant or exercise of an Incentive Stock Option, and no deduction will be available to the Company upon such grant or exercise. However, the difference between the exercise price of an Incentive Stock Option and the market price of the Common Stock acquired on the exercise date thereof will be included in alternative minimum taxable income of the Optionee for the purposes of the "alternative minimum tax."

If the Optionee does not dispose of the Common Stock acquired upon exercise of an Incentive Stock Option for at least two (2) years after the Incentive Stock Option was granted and at least one (1) year after the Common Stock is transferred to him, all gain subsequently realized upon the disposition of the shares of Common Stock will be treated as long-term capital gain, and any loss will be treated as long-term capital loss. If these holding periods are met, the Company will not be allowed any deduction with respect to the exercise of the Incentive Stock Option. If the Optionee disposes of the Common Stock acquired on the exercise of an Incentive Stock Option within the one-year and two-year periods specified above, the Optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price, or (ii) the gain realized, provided the Common Stock was disposed by sale or exchange. Any amount realized in excess of the fair market value of the Common Stock on the date of exercise will be taxable as long-term or short-term capital gain, depending on the Optionee's holding period for the Common Stock.

If an Optionee is permitted to, and does, exercise an Incentive Stock Option later than three (3) months (one (1) year in the event of the Optionee's disability, as defined in Code Section 22(e)(3)) of the Optionee's termination of employment (other than by reason of death), the Optionee will recognize income, and the Company generally will be entitled to a deduction, upon exercise of the Option in accordance with the rules for Nonqualified Options described above, provided it complies with applicable reporting requirements.

Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees ("covered employees") of publicly held corporations, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Because an employer is not, except in the case of a disqualifying disposition, entitled to a deduction upon the grant or exercise of an Incentive Stock Option in any event, this provision generally does not affect the Company's tax treatment with regard to Incentive Stock Options. The compensation element of Nonqualified Stock Options granted by "outside directors" under a plan approved by shareholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant is considered performance-based compensation, if certain requirements are met. The Stock Option Plan meets such requirements and, accordingly, the compensation element of Nonqualified Stock Options with an exercise price equal to the fair market value of the underlying stock as of the date of grant will not be subject to the deduction limitation of Section 162(m).

The Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

The Board of Directors recommends a vote FOR approval of the Stock Option Plan Amendment.

PROPOSALS FOR NEXT YEAR'S MEETING

Any proposal by a shareholder who intends to be present at the next Annual Meeting of Shareholders must be received by the Company at its offices at 800 Secaucus Road, Secaucus, New Jersey 07094 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 17, 2005, and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the proxy materials. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a shareholder prior to August 31, 2005; provided, however, that if the 2005 Annual Meeting of Shareholders is held prior to October 14, 2005, the Company will notify the shareholders of a revised date for submitting notice to the Company.

MISCELLANEOUS

The Board of Directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

Copies of the 2004 Annual Report to Shareholders, including the consolidated financial statements for the fiscal year ended June 30, 2004, are being mailed to the shareholders prior to or simultaneously with this Proxy Statement.

THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 2004 TO EACH SHAREHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

Bernard Chaus, Inc. 800 Secaucus Road Secaucus, New Jersey 07094

Attention:	Barton Heminover Chief Financial Officer and Assistant Secretary

APPENDIX A

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

BERNARD CHAUS, INC.

I.	Audit Committee Purpose

The Audit Committee of the Board of Directors of Bernard Chaus, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

•	Oversee the integrity of the Company's financial statements.

•	Oversee the Company's internal controls and procedures for finance, accounting, disclosure and legal compliance.

•	Monitor the performance of the Company's internal auditing department and the independence and performance of the Company's independent auditors.

•	Provide an avenue of communication between the independent auditors, management, the internal auditing department and the Board of Directors

The Audit Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities, and it shall have direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other financial consultants or experts it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II.	Audit Committee Composition and Meetings

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall meet all applicable independence standards to the extent required by the rules or regulations of the Securities Exchange Commission (the "SEC") and/or listing standards, if applicable to the Company. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. Members of the Audit Committee may enhance their familiarity with finance and accounting by participating in educational programs.

Audit Committee members shall be appointed by the Board of Directors on recommendation of the Nominating and Corporate Governance Committee. If an Audit Committee Chairperson is not designated or present, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee membership.

The Audit Committee will have regular meetings at least four times per year (which should coincide with, and precede, the Company's public announcement of its quarterly and annual results) or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee or one or more of its members should meet privately and separately, as often as is reasonably necessary, with management and with the independent auditors, to discuss any matters that the Audit Committee or each of these groups believes should be discussed.

III.	Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit this Charter to the Board of Directors for approval and have it published in a proxy or information statement in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements and related footnotes prior to filing or distribution. The review should include separate discussions with management and with the independent auditors of significant issues and disagreements regarding accounting principles, practices and judgments, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and the effect of using different accounting principles, practices and judgments.

3. Review and discuss with management and with the independent auditors the Company's quarterly earnings releases and reports prior to public distribution.

4. Review any reports or other documents filed with the SEC that include public financial disclosures prior to filing and discuss with management, if appropriate, whether the information contained in these documents is consistent with the information contained in the Company's financial statements.

5. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting processes and adequacy of controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review and access management's critical accounting estimates and policies and off balance sheet transactions (if any).

6. Review written reports and significant findings, if any, prepared by the independent auditors and, if appropriate, discuss the information contained in the reports with the independent auditors. Review management's responses, if any, to such reports and findings, including the status of previous recommendations.

7. Receive copies of reports to management prepared by the internal auditing department and management's responses to any such reports.

8. Oversee compliance with governing laws or regulations, for hiring employees or former employees of the independent auditors.

9. To the extent that they have not been reviewed by the Compensation Committee of the Board or another committee of the Board of Directors composed of independent directors, review related party transactions and transactions involving potential conflicts of interest with corporate officers and directors, whenever possible in advance of the creation of such transaction or conflict. To the extent that they have not been reviewed by the Compensation Committee of the Board or another committee of the Board of Directors composed of independent directors, cause to be reviewed compensation, expenses, perquisites and related party transactions with corporate officers and directors to verify that they are in accordance with corporate policies and with any agreements or arrangements approved by the Board of Directors.

10. Establish procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

11. Establish procedures for the receipt, retention, and treatment – including independent reporting to the Audit Committee of significant problems identified – of complaints regarding accounting, internal accounting control, or auditing matters.

Independent Auditors

12. The independent auditors are ultimately accountable to the Audit Committee of the Board of Directors, which has the ultimate authority and responsibility to select, compensate, evaluate and, where appropriate, replace the independent auditors. The Audit Committee shall oversee the resolution of any financial reporting disagreements between management and the independent auditors, review the independence and performance of the independent auditors and the experience and qualifications of the partners and managers of the independent auditor team. The Audit Committee shall annually appoint the independent auditors or approve any discharge of the independent auditors when circumstances warrant.

13. Approve the audit fees and other significant compensation to be paid to the independent auditors.

14. Approve, in advance, the retention and related fees of the independent auditors for any non-audit services and consider whether the provision of these other services is compatible with maintaining the auditors' independence. This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. Review disclosure of information regarding the approval of independent auditors' audit services as required by the SEC in periodic reports to investors.

15. On an annual basis, the Audit Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company and representing to the Company the independent auditors' independence consistent with applicable standards. The Audit Committee should discuss with the independent auditors the disclosed relationships or services that may impact the objectivity and independence of the auditors, and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the auditors.

16. Review the independent auditors' audit plan, discuss scope, staffing, and audit approach.

17. Discuss matters required to be communicated to audit committees in accordance with the American Institute of Certified Public Accountants: A Statement of Auditing Standards No. 61 (as amended).

18. Obtain and discuss the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting; the discussion should include such issues as the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, the clarity of the Company's financial disclosures and other significant decisions made by management in preparing the financial disclosures.

Legal Compliance

19. On at least a quarterly basis, review, with the Company's outside general counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

20. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

21. Report Audit Committee actions to the Board of Directors on a regular basis including any recommendations the Audit Committee deems appropriate.

22. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

23. Periodically perform self assessment of Audit Committee Performance.

24. Review financial and accounting personnel succession planning within the Company.

25. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

APPENDIX B

CHARTER OF THE NOMINATING AND
CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS OF
BERNARD CHAUS, INC.

I.	Nominating and Corporate Governance Committee Purpose

The Nominating and Corporate Governance Committee of the Board of Directors of Bernard Chaus, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors by:

•	identifying qualified individuals for membership on the Board of Directors.

•	recommending to the Board of Directors the director nominees for the next annual meeting of shareholders and

•	providing oversight of the corporate governance affairs of the Board of Directors and the Company.

The Nominating and Corporate Governance Committee has the authority to conduct or authorize investigations into any matter within the scope of its responsibilities. The Nominating and Corporate Governance Committee has the ability to retain, at the Company's expense, special legal or other consultants or experts it deems necessary in the performance of its duties or to assist in the conduct of any investigation.

II.	Nominating and Corporate Governance Committee Composition and Meetings.

The Nominating and Corporate Governance Committee shall be comprised of three or more directors as determined by the Board of Directors. The Nominating and Corporate Governance Committee shall comply with all applicable independence standards to the extent required by (i) the rules or regulations of the Securities and Exchange Commission and/or (ii) listing standards, if applicable.

Nominating and Corporate Governance Committee members shall be appointed by the Board of Directors. If a Nominating and Corporate Governance Committee Chair is not designated or present, the members of the Nominating and Corporate Governance Committee may designate a Chair by majority vote of the Nominating and Corporate Governance Committee Membership.

The Nominating and Corporate Governance Committee will meet as often as circumstances require, but not less often than annually. The Nominating and Corporate Governance Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Nominating and Corporate Governance Committee may meet privately, or with management separately as often as is reasonably necessary, to discuss any matters within the purview of the Nominating and Corporate Governance Committee. Management may participate in at least a portion of each meeting of the Nominating and Corporate Governance Committee.

III.	Nominating and Corporate Governance Committee Responsibilities and Duties.

1. Criteria for Nomination to the Board of Directors: Set general criteria for nomination to the Board of Directors. The general criteria for nomination to the Board of Directors shall be annexed to this Charter.

2. Evaluation of Candidates Nominated by Shareholders: Consider any candidates nominated by shareholders pursuant to procedures that may be adopted by the Nominating and Corporate Governance Committee from time to time.

3. Nomination of Directors: Annually consider the size, composition and needs of the Board of Directors and consider and recommend candidates for membership on the Board of Directors and recommend to the Board of Directors each year the director nominees for election at the next annual meeting of shareholders. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors may elect a director to the Board of Directors during the course of the year to serve until the next annual meeting of shareholders.

4. Other Committees of the Board of Directors: Annually review the advisability or need for any changes in the number, charters or titles of committees of the Board of Directors and, as appropriate, recommend to the Board of Directors any changes deemed appropriate by it, including, committee member appointments and removals, taking into account the qualifications for membership as set forth in the committee charters, applicable listing standards and the Company's charter and by-laws.

5. Oversight of Corporate Governance Matters: Oversee the corporate governance affairs of the Company, and review the corporate governance practices and policies of the Company annually and make recommendations for changes that in its judgment are appropriate.

6. Succession Planning: Review with such frequency as it deems appropriate with the Chairman/CEO, the succession plan relating to the executive officers of the Company.

7. Board Performance: Manage the process by which the Board of Directors assesses its own performance, including reporting the results thereof to the Board of Directors.

8. Report to Board of Directors: Maintain minutes of meetings and report Nominating and Corporate Governance Committee actions to the Board of Directors on a regular basis.

9. Other Activities: Perform any other activities consistent with this Charter, the Company's by-laws and governing law, as the Nominating and Corporate Governance Committee or the Board of Directors deems necessary or appropriate.

ANNEX TO
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Criteria for Nomination to Board of Directors

The following criteria for nomination to the Board of Directors have been approved by the Nominating and Corporate Governance Committee on August 24, 2004. These criteria may be modified by the Nominating and Corporate Governance Committee at any time.

In considering candidates for nomination as director, the Nominating and Corporate Governance Committee will consider whether the candidate:

1. has achieved significant independent accomplishments;

2. has demonstrated an ability to lead and/or evaluate people;

3. will have a view toward the best interests of the Company and its shareholders as a whole (as contrasted with candidates who may pursue the best interests of particular shareholders or groups of shareholders);

4. will afford the board diversity of background, experience, or skills;

5. possesses financial and business expertise so as to discharge committee duties as necessary; and

6. has experience and skills that will enable him or her to fully perform the role of a director of the Company.

The foregoing list of considerations is not meant to be exhaustive, and the Nominating and Corporate Governance Committee may also consider such other factors as it determines is relevant. Further, candidates need not satisfy all of the foregoing criteria so long as overall the Nominating and Corporate Governance Committee determines that nomination to the board is appropriate.

Adopted: 08/24/04

APPENDIX C

CHAUS

AMENDED AND RESTATED

CORPORATE BUSINESS CONDUCT

POLICY GUIDE

EFFECTIVE AS OF MAY 4, 2004

Code of Ethics and Standards of Conduct

TABLE OF CONTENTS

Introduction	1
1. Code of Ethics	1
2. Persons Covered	2
3. Business Conduct	2
4. Special Ethical Obligations With Respect To Financial Reporting	4
5. Foreign Corrupt Practices Act	5
6. Conflicts of Interest	6
7. Confidentiality of Inside Information	8
8. Honesty	9
9. Competition and Competitive Products; Negative Comments	9
10. Responding to Inquiries From the Press, Regulatory Bodies and Others	10
11. Improper Trading in Securities	10
12. Antitrust Laws	12
13. Implementation and Monitoring	14
14. Enforcement	15
15. Waivers and Amendments	15
16. General	15
Acknowledgement Compliance with Policy GuideAttached	Attached

CORPORATE BUSINESS CONDUCT POLICY GUIDE:
CODE OF ETHICS AND STANDARDS OF CONDUCT

Introduction

The reputation of Bernard Chaus, Inc. (together with its subsidiaries, "Chaus" or the "Company") is built upon basic principles of ethical behavior, individual integrity and personal commitment. This reputation can be retained only if all Chaus officers, directors and employees establish and adhere to the highest moral and ethical standards in the conduct of Chaus business.

This Corporate Business Conduct Policy Guide ("Policy Guide") governs the work behavior and business relationships of all Chaus officers, directors and employees with customers, competitors, governmental officials, the media, vendors, communities, the general public and fellow officers, directors and employees. The purpose of this Policy Guide is to advise you of Chaus policies regarding business ethics and standards of conduct and to otherwise assist officers, directors and employees in making decisions on behalf of Chaus.

1.    Code of Ethics

It is the policy of Chaus to manufacture and sell only products that are safe, effective, properly labeled, of high quality, and otherwise fully in compliance with all applicable legal requirements. Further, it is Chaus's policy to comply fully with all laws, regulations, and standards of conduct that apply to it or its products, in every jurisdiction in which Chaus does business. All Chaus employees shall conduct Chaus's business in accordance with the highest standards of honesty and integrity. Chaus employees shall not have any business or other affiliations or arrangements that create a real or apparent conflict with the loyalty they owe to Chaus and their colleagues at Chaus. Chaus employees shall make only true and accurate statements and representations in Chaus records or to government agencies, suppliers, customers, the press, and the general public.

It is Chaus's policy that its worldwide operations be conducted according to the highest standard of business integrity and that its employees shall not engage in activities that might conflict with their responsibilities to Chaus. This Policy Guide provides guidelines to assist employees in making their decisions and to avoid conflicts of interest. No guidelines can be all-inclusive, however, and responsibility for proper conduct rests with each employee. There is no substitute for personal integrity and good judgment. An employee faced with making a decision in a difficult situation should consider whether such employee would feel comfortable if the decision became public knowledge. If the decision could be criticized from a legal or ethical standpoint, the decision probably is incorrect.

This Code of Ethics and Standards of Conduct was originally adopted by the Board of Directors effective as of July 1996 and was subsequently amended and restated effective as of May 4, 2004.

2.    Persons Covered

Unless otherwise indicated, all Chaus officers, directors and employees are covered by the Policy Guide. With regard to personal securities trading and certain other matters, the Policy Guide also applies to spouses, family members and others who live in their households. In particular, Chaus officers, directors and employees may not do indirectly through a family member what they cannot do directly. Therefore, all references in the Policy Guide to Chaus employees include such, individuals as well as, where appropriate, their immediate families.

Each Chaus officer, director and employee must read this Policy Guide carefully. Certain Chaus officers and employees designated by the Chief Executive Officer and/or the Chief Operating Officer will be asked to confirm in writing that he or she will comply with this Policy Guide. Attached to this Policy Guide is the form of acknowledgment each such officer and employee will be required to sign. Please read it carefully. In addition, Chaus will periodically circulate notices reminding all officers, directors and employees of their obligations under the Policy Guide.

Employees should not hesitate to ask their supervisor or a more senior manager if they have questions concerning this Policy Guide. The Chief Operating Officer or general manager of any Chaus

1

division or subsidiary ("Division Head") or any corporate officer may be consulted regarding interpretation or applicability of this Policy Guide in general, or with regard to a specific situation. While it is not possible to describe every situation that may violate this Policy Guide, the Company deems the following guidelines to be particularly important.

3.    Business Conduct

A.	Payments to Customers or Suppliers

No effort may be made, directly or indirectly, to influence improperly a Chaus customer or supplier. The payment of bribes, payoffs, kickbacks or other benefits that may improperly influence business relationships between Chaus and its customers or suppliers is prohibited. Such conduct is illegal and may violate state and federal criminal laws.

B.	Payments to Government Officials or Employees

Corporate funds or other assets may not be paid or furnished, directly or indirectly, to a government official, employee or politician for the purpose of obtaining or maintaining business on behalf of Chaus or any of its subsidiaries. Such conduct is illegal and may violate state and federal criminal laws, including the foreign Corrupt Practices Act (discussed below). Assistance or entertainment provided to any government office should never, in form or substance, compromise the Company's arm-length business relationship with the government agency or official involved.

C.	Political Contributions

No corporate funds or other assets may be paid or furnished, directly or indirectly, to a political party, committee, organization or to a political candidate or incumbent, except if legally permissible and if approved in advance by the Company. All requests must be presented in writing to the Chief Executive Officer or Chief Operating Officer. No political contributions by individual employees may be made in the name of Chaus or be reimbursed by it, directly or indirectly.

D.	Gifts and Entertainment

Gifts, favors or entertainment, or services of any kind may not be provided by or on behalf of Chaus to a customer, supplier, government employee or other person or organization, unless all of the following criteria are met:

•	The item is consistent with the normal and accepted business ethics of the country in which it is provided;

•	It does not violate the laws of the United States or the country in which it is provided (see discussion of Foreign Corrupt Practices Act below);

•	It is reasonable and not excessive;

•	It cannot, in the surrounding circumstances, be reasonably construed as a bribe, payoff or kickback; and

•	Public disclosure of it would not embarrass Chaus.

In no circumstances may gifts be made of cash or cash equivalents. Gift certificates, however, may be given if they are reasonable, comply with the foregoing standards, and are properly documented and approved in writing by a Division Head and a Chief Operating Officer.

E.	Payments Outside Recipient's Domicile Or Resident Country

Payment by Chaus of salaries or amounts for goods or services that is to be made outside the domicile or resident country of the recipient must be reviewed and approved in advance by Chaus's Chief Operating Officer or Chief Financial Officer.

F.	Agents, Brokers and Consultants

Payments to agents, brokers, consultants, professionals or other parties representing Chaus must be limited to reasonable compensation for services rendered plus reimbursement for legitimate

2

expenses incurred. Contracts entered into with such parties must disclose fully the fees to be paid and the services to be rendered. No such party may be engaged by Claus to make payments or take action that would be in conflict with any provisions of this Policy Guide.

G.	Accounting Procedures

All transactions must be properly recorded on Chaus's books and records. The recording and reporting of transactions and financial balances must be accurate and in accordance with generally accepted accounting principles ("GAAP"). No unrecorded bank accounts, corporate funds or assets may be maintained. No entry may intentionally distort or disguise the true nature of any transaction. Corporate funds may not be paid with the intent or understanding that any part of such payment is to be used for a purpose other than that described by the documents supporting such payment. To the extent included in their job duties, officers and employees are expected to assist Chaus in maintaining its system of internal accounting controls that will provide reasonable assurances to management that all transactions are properly recorded.

H.	Undue Influence of External Auditors

No director or officer or any other employee shall take any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company.

I.	Compliance With Laws

It is Chaus's policy to comply with the laws of all jurisdictions in which it does business. Therefore, it is each officer's and employee's responsibility to ensure that Chaus's business is conducted in a manner that complies with governmental regulations; antitrust laws (see discussion below); environmental laws; exchange and import/export controls; workplace safety laws; equal employment opportunity laves; securities laws (see discussion below); tax laws; and all other laws and regulations of the United States and other jurisdictions that may be applicable to its business.

4.    Special Ethical Obligations with Respect to Financial Reporting

The policy of Chaus requires Chaus's Senior Financial Officers, i.e., the Chief Executive Officer, Chief Financial Officer, the Chief Accounting Officer, Controller or persons performing similar roles to provide full, fair and accurate, timely and understandable disclosure in the reports and documents filed or submitted by Chaus to the Securities and Exchange Commission (the "SEC") and in other public communications made by Chaus.

In order to meet this standard, directors, officers and employees of Chaus are also required to comply with the Chaus's disclosure controls and procedures. These controls and procedures are intended to ensure, among other things, that all necessary disclosures are made in the Chaus's periodic quarterly and annual reports filed with the SEC, and that any other material disclosures are made consistent with the SEC's Form 8-K rules.

Depending on their position with Chaus, officers and employees may be called upon to provide information to assure that Chaus's public reports are accurate, timely, complete, fair and understandable. Chaus expects all of its personnel to take this responsibility very seriously and to provide prompt and accurate answers to inquiries related to the Company's public disclosure requirements.

The Senior Financial Officers bear a special responsibility for promoting integrity throughout the organization, with responsibilities to shareholders both inside and outside of Chaus. The Senior Financial Officers have a special role both to adhere to these principles themselves and also to ensure that a culture exists throughout the Company as a whole that ensures the fair and timely reporting of Chaus financial results and condition.

Because of this special role, the Senior Financial Officers are bound by the following Financial Officer Code of Ethics, and by accepting this Code of Ethics and Standards of Conduct, each agrees that he or she will:

3

•	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships;

•	Provide information that is accurate, complete, objective, relevant, timely and understandable to ensure full, fair, accurate, timely, and understandable disclosure in reports and documents that Chaus files with, or submits to, government agencies and in other public communications;

•	Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies;

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated;

•	Respect the confidentiality of information acquired in the course of one's work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of one's work will not be used for personal advantage;

•	Share knowledge and maintain skills important and relevant to shareholder's needs;

•	Proactively promote and be an example of ethical behavior as a responsible partner among peers, in the work environment and the community;

•	Achieve responsible use of and control over all assets and resources employed or entrusted; and

•	Promptly report to the Chairman of the Nominating and Corporate Governance Committee or outside General Counsel any conduct that the individual believes to be a violation of law or business ethics or of any provision of the Code of Ethics and Standards of Conduct, including any transaction or relationship that reasonably could be expected to give rise to such a conflict.

5.    Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (the "FCPA") prohibits any Chaus employee from, directly or indirectly, paying or giving (or offering or promising to pay or give) any funds or anything of value to any foreign official or other "Covered Person" (as defined below) for the purpose of (a) influencing any act or decision of the Covered Person in that person's official capacity, (b) inducing the Covered person to do or omit to do any act in violation of that person's lawful duty, or (c) inducing the Covered Person to use his, her or its influence with a foreign government or instrumentality to affect or influence any act or decision of that government or instrumentality. The FCPA also prohibits paying or giving funds or anything of value to any person while knowing that all or a portion thereof will be forwarded to a Covered Person for a purpose proscribed by the FCPA.

For purposes of the FCPA: "foreign" means outside of the United States. "Covered Person" includes any foreign official (which includes, without limitation, an officer or employee of any foreign government of any governmental department, agency or instrumentality or any government owned or controlled enterprise or any person acting in an official capacity for or on behalf of such governmental department, agency, instrumentality or enterprise), foreign political party, foreign party official or candidate for foreign political office.

Facilitating payments in nominal amounts may be requested by low-ranking government employees outside the United States regarding their performance of routine, non-discretionary functions or services which they are obliged to perform as part of their responsibilities but which they may delay or refuse to perform unless compensated. Examples of such services would be the issuing of visas or customs documents. The FCPA does not prohibit such payments. However, such payments are discouraged, but if absolutely necessary should be made only after consultation with a Division Head or any corporate officer. Any such payments must be accounted for properly in the corporate books and records.

6.    Conflicts of Interest

Chaus's directors, officers and employees have an obligation to be loyal to the best interests of Chaus. They should make appropriate effort to identify actual or potential conflicts of interest

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between the interests of Chaus and their personal or professional relationships and to bring such conflicts to the attention of a superior. In the case of employees, a Division Head should be notified. In the case of directors and officers, the matter should be brought to the attention of the Audit Committee or outside General Counsel of the Company. Such conflicts shall include any personal, financial or other business relationship with suppliers, customers or competitors that might impair, or even appear to impair, the independence of any judgment that a director, officer, or employee may need to make on behalf of Chaus. If a director, officer or employee is aware of a conflict of interest, or is concerned that one might develop, he or she should initially discuss the matter with the Chief Executive Officer, or Chief Operating Officer of Chaus.

The Company's directors have a special responsibility because they are prominent individuals with substantial other responsibilities. To avoid conflicts of interest, directors are expected to disclose to their fellow directors any personal interest they may have in any transaction upon which the Board of Directors passes and to recuse themselves from participation in any decision in which there is a conflict between their personal interests and the interest of Chaus.

A.	Gifts and Entertainment

No director, officer or employee may accept a gift, favor or entertainment from a customer, vendor or other person or organization in connection with Chaus's business unless all of the following criteria are met:

•	The item is consistent with the normal and accepted business ethics of the country in which it is provided;

•	It does not violate the laws of the United states or the country in which it is provided (see discussion of Foreign Corrupt Practices Act above);

•	It is reasonable and not excessive;

•	It cannot, in the surrounding circumstances, be reasonably construed as a bribe, payoff or kickback; and

•	Public disclosure of it would not embarrass Chaus.

In no circumstances may gifts of cash or cash equivalents be accepted.

NOTE:	1.	Tickets to concerts, sporting events, shows, and fund raising events may be accepted by directors, officers and employees and are generally not considered gifts, but must be reasonable and are subject to the above criteria. Tickets may not be used for resale.

2.	Trips and symposiums offered by customers or vendors may be attended by directors, officers and employees, if such are offered in the context of a group session with other similar suppliers or purchasers in attendance as guests, are reasonable and meet the above criteria, and are approved in advance by the Chief Executive Officer, or Chief Operating Officer.

B.	Acting Against Chaus Interests

Unless agreed to by the Board of Directors after full disclosure, no director, officer or employee may take personal advantage of, or make available to others, any business opportunity in which it is known or could reasonably be known that Chaus might be interested, such as a purchase of real estate, a company, a license or other property, or any interest in a farm or product in which Chaus is known to have an interest in acquiring. This situation can occur when a director, officer or employee becomes aware, through the use of corporate property, information or position, of an opportunity to acquire or profit from a business opportunity or investment that Chaus may have an interest in pursuing. In no event may an employee deal for his or her own account in products sold or services performed by Chaus.

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C.	Outside Employment

Unless agreed to by the Board of Directors, the Chief Executive Officer or the Chief Operating Officer, employees may not engage in employment or consulting arrangements outside Chaus if such employment or arrangement (1) is with an entity that competes with Chaus or provides services or assistance to a competitor, or (2) interferes with the employee's assigned duties with Chaus. Examples of such interference include outside employment that requires the use of Chaus time or facilities or impairs the employee's ability to give full attention to his or her position with Chaus during normal working hours. If you have ay questions or concerns with the appropriateness of a certain situation, consult with the Company's Chief Executive Officer or the Chief Operating Officer prior to taking any action.

D.	Outside Directorships and Investments

A director, officer or employee of Chaus serving as a director of, or having a material business or financial interest in, a firm having current or prospective dealings with Chaus (such as a competitor, customer, supplier, landlord, tenant, or merger/acquisition candidate) must immediately disclose that fact in writing to the Chief Executive Officer or Chief Operating Officer so that it may be determined whether the situation presents a conflict of interest. The material business or financial interests of members of a director's, officer's or employee's family living with the director, officer or employee also shall be considered to be the financial interests of such person. Any subsequent approval to continue or engage in such outside directorship or investment must be made in writing. The Company will presume that ownership of less than two percent (2%) of a publicly traded company's securities (other than Chaus) does not involve a conflict of interest and need not be disclosed.

E.	Government Service

Service by employees in government positions outside of normal business hours is a personal matter, as long as such service does not present a conflict of interests. Any employee wishing to be a candidate for public office whether elective or appointive must request the written approval of his or her supervisor. An employee holding a government office should abstain from any vote or decision that involves Chaus's interest.

7.    Confidentiality of Inside Information

Chaus personnel and each person affiliated with Chaus must maintain the confidentiality of information belonging or relating to Chaus and its business or relating to others and obtained through a relationship with Chaus. Adhering to this principle is a condition of continued employment. Section 11 of this Policy Guide contains a discussion of "material information" in the context of "insider trading" and "tipping" provisions of the securities laws.

The information that must be kept confidential by Chaus personnel is much broader, however. Confidential information also includes any information not generally known about Chaus's business (such as, but not limited to, unpublished financial data, marketing, financial or other plans, customer or vendor lists, sales reports, price lists, blueprints, formulas, manufacturing processes, inventions, training materials, plans for acquisition or divestitures, product development information or other proprietary data). Misuse of information entrusted to or made available to an employee by Chaus or by other persons with whom Chaus has a relationship is inappropriate as a business practice and could lead to civil and criminal prosecution of the individuals involved under various state and federal laws.

In addition to using your own judgment, you should take the following actions to preserve the confidentiality of Chaus information:

•	Do not discuss or disclose confidential information in public places where you can be overheard such as elevators, hallways, restaurants, airplanes or taxicabs. Discussions relating to confidential information with persons entitled to that information should be confined to closed offices or other secure locations.

•	Do not read confidential documents in public places or discard them where they can be retrieved by others. Do not leave confidential documents in unattended conference rooms or

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where visitors can see them. Confidential information sent to others within or outside Chaus should be placed in sealed envelopes.

•	Be aware that voices carry and that conversations conducted on speaker telephones in offices and on car or airplane telephones may be overheard easily.

•	Be aware that conversations about where Chaus personnel are traveling or the presence of certain visitors in the office may reveal confidential information.

•	Avoid sending or receiving confidential information by fax machines or email devices located in hotels, airport lounges, or the offices of third persons.

•	Under no circumstances are employees to provide confidential Chaus documents or information (including documents relating to Chaus's customers, competitors or suppliers) to third parties without the express consent of their supervisor.

The above list gives examples of steps designed to insure confidentiality. In some situations, other steps may be necessary. Each employee is responsible for taking whatever practical steps are appropriate to preserve the confidentiality of information.

In signing the acknowledgement page of this Policy Guide, you agree that you will not, during or after your employment, disclose (other than in the proper performance of your duties as a Chaus employee) any information, knowledge, data or property that you have obtained or developed as a Chaus employee concerning Chaus's business. You also agree that all analyses, charts, drawings, reports and other documents prepared by you or inventions or ideas developed or discovered by you in the course of your employment shall be Chaus's property. Upon termination of your employment you will return all Chaus documents (including data and documents on computer disks) and all copies thereof to Chaus.

8.    Honesty

No employee shall commit or contribute to acts of dishonesty against Claus such as fraud, theft, embezzlement or misappropriation of corporate assets. Employees are encouraged to report suspected problems to the Chairman of the Nominating and Corporate Governance Committee or Outside General Counsel and will be protected against retaliation. Employees may also report any such problems anonymously under the Company's arrangements for anonymous reporting in effect from time to time. In addition to appropriate disciplinary action, a criminal complaint will be filed against the offending employee if the evidence and circumstances so warrant.

9.    Competition and Competitive Products; Negative Comments

It is Chaus's policy to sell its products on their merits. Marketing practices should emphasize quality products at competitive prices.

Chaus employees, representatives and agents should not falsely disparage or make unfair negative comments about its competitors or their products and services. See also Section 12: Antitrust Laws.

10.    Responding to Inquiries From the Press, Regulatory Bodies and Others

If someone outside the Company (such as the news media or a securities analyst or investor) asks you questions, either directly or through another person, do not attempt to answer them. You should obtain the name of the person making the inquiry and immediately notify the Chief Operating Officer or Chief Financial Officer. If you have any questions regarding this policy, you should contact the Chief Operating Officer or Chief Financial Officer for clarification.

Do not discuss confidential information or acknowledge its existence, even to persons from governmental or self-regulatory bodies, unless there is a legal obligation to do so. Simply and politely inform the inquirer that the Company's policy requires that he or she be referred to the Chief Operating Officer or Chief Financial Offer.

11.    Improper Trading in Securities

The "insider trading" provisions of the securities laws prohibit the trading of securities (including puts, calls, options or other rights to buy or sell) based upon material, non-public information.

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Because of the severity of the penalties provided by law and the potential for damage to Chaus's good name and reputation as a result of such unlawful trading, these legal prohibitions are summarized below. This focus on insider trading should not, however, obscure Chaus's commitment to compliance with the requirements of all applicable state, federal and foreign securities and commodities laws.

A.	General prohibitions

United States and foreign securities laws, as well as Chaus's policy, prohibit directors, officers and employees from trading securities, whether Chaus's or those of other companies (for example, a customer, a supplier, or the subject of a possible acquisition), on the basis of material, non-public information, or providing such information to others who trade.

The law prohibits an insider, who is anyone with a special relationship to a company (such as an employee), from trading in any securities of that company on the basis of material, non-public information or directly or indirectly disclosing such information to another person (a "tippee") who uses it for trading purposes regardless of whether the "tippee" is related to the insider or is an entity (e.g., a trust) in which the insider has an interest, or is merely a friend or acquaintance, unless and until such information has been disclosed and absorbed by the investing public.

For purposes of this Policy Guide, the term "material non-public information" should be broadly interpreted to include any information — whether positive or negative — that, if publicly disclosed, might have an effect on the market for a company's securities generally, or any information that an investor might consider important in deciding whether to buy, sell, or hold securities. Examples of such information about Chaus include: financial results (especially earnings estimates) or operating results; internal financial projections (especially those that vary from publicly stated financial, projections); important new contracts, licensing arrangements, or changes in contractual relationships or loss of business; significant shifts in operating or financial circumstances; proposals, negotiations or agreements for corporate acquisitions or the sale of existing operations; the initiation or resolution of significant litigation or a significant litigation development; a change or important development in company management; a government investigation; a significant contingent liability; the hiring, firing or resignation of a director or an executive officer of the company; or any other event that would be expected to affect the value in the market of a company's securities.

A person with material, non-public information may trade only when he or she is certain that official announcements of the material information have been sufficiently publicized (i. e., through issuance of company press releases or through public flings) so that the public has had the opportunity to evaluate the information.

The most dangerous time to engage in a purchase or sale of a company's securities would be shortly in advance of the public release by the Company of important information, such as quarterly or year-end results on other important news. The safest time to buy or sell the company's securities would be the period shortly following the release and publication of such information (always assuming that the employee is not aware of other undisclosed material information, such as a material trend in sales performance subsequent to the reporting period). However, even after a company has released such information, it is important to be sure that sufficient time has elapsed to enable the information to be disseminated to and considered by investors. If there is any question about the propriety of a director's, officer's or employee's proposed trading, that person must consult Chaus's Chief Operating Officer or Chief Financial Officer before trading.

B.	Participants in Stock Option Plan

A person holding options pursuant to the Company's stock option plan can exercise and hold shares at any time. However, participants in such plan cannot sell such option shares while in the possession of material non-public information, most notably sales, margin, earnings or financial information that has not yet been disclosed to the public.

C.	Directors, Officers and Employees with Access to Sales and Earnings Information

All directors and officers and those employees (including those recently terminated) that have access to confidential financial information (directly or indirectly) must obtain approval pursuant to

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procedures established from time to time by the Company prior to buying or selling shares of Company stock. The requirement to obtain approval in advance of trading applies to those employees who obtain confidential financial information through discussion with another officer, director and employee or through inadvertently seeing or overhearing such information. Officers, directors and employees with access to confidential financial information shall use their best efforts to refrain from sharing such information with other employees. To the extent that it is necessary to share such information with other employees for business purposes, the director, officer or employee who shares the information shall remind the recipient that the receipt of such information requires that he or she must obtain approval prior to buying or selling shares of Company stock as described herein until the release and publication of such information. The requirement to obtain approval applies to all trades in Chaus common stock, including, without limitation, the sale of option shares.

D.	Penalties for Insider Trading

The seriousness of insider trading is reflected in the penalties it carries. A company itself and its individual directors, officers or employees may be held liable. Insider trading may result in serious criminal penalties of up to $1,000,000 or more in fines and imprisonment, or both, if the trading is found to involve a willful violation of the law.

The SEC also has the authority to seek disgorgement, a civil penalty of up to three times the amount of profit gained or loss avoided by insider trading from the violator and an injunction against future violations. The SEC also may impose liability on a company and any "controlling person" of an insider trading violator for up to the greater of $1,000,000 or three times the amount of profit gained or loss avoided by insider trading if the company or a "controlling person" is found to have recklessly disregarded the likelihood that a controlled person would engage in a violation and failed to take steps to prevent the action before it occurred. The SEC is authorized to pay rewards of up to ten percent (10%) of a penalty recovered to persons providing information leading to the imposition of a penalty. Finally, private parties also may bring actions against any person purchasing or selling a security while in the possession of material, non-public information.

12.    Antitrust Laws

The discussion that follows is designed to familiarize you with the United States antitrust laws. You should be aware that many foreign countries (including the European Community and most of its member countries, Canada, Japan, and others) have their own antitrust laws which must be complied with when their markets would be affected. This presentation is, of necessity, only a general guide.

It is important to be sensitive to the types of issues that may be violations of the antitrust laws. Should you become aware of any situation that may raise questions under the antitrust laws, contact Chaus's Chief Operating Officer or Chief Financial Officer immediately.

A.	Overview

Federal and state antitrust laws prohibit monopolies and contracts, combinations or agreements that unreasonably restrain trade. These laws are based on the premise that open competition in a free marketplace will lead to appropriate prices and promote an efficient, productive economy. Agreements among competitors with respect to prices and other terms and conditions of sale may be unlawful "per se," that is, they may be considered to be illegal without regard to the business purpose for that agreement. To be unlawful, there does not necessarily have to be a formal agreement. Informal, oral agreements and understandings have been found to be agreements prohibited by the antitrust laws.

B.	Specific Practices Prohibited by the Antitrust Laws

•	Price-fixing. Agreements between competitors to raise, lower or stabilize prices, or to set maximum or minimum prices, or agreements concerning terms and conditions of sale that affect price, may be unlawful per se. Negotiations and agreements between buyer and seller or between supplier and customer that are part of a bona fide transaction do not violate the antitrust laws. Agreements setting or restricting the prices at which a purchaser may resell can involve a violation of the prohibition against price fixing.

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•	Market Allocations. Agreements among competitors to allocate markets, customers or business opportunities likely will violate the antitrust laws.

•	Group Boycotts/Concerted Refusals to Deal. The antitrust laws permit a company, acting alone, to select the persons with whom it will and will not do business. However, when two or more companies jointly refuse to do business with another person, that agreement may violate the antitrust laws.

•	Monopolization and Attempts and Conspiracies to Monopolize. The antitrust laws prohibit monopolizing (or attempting or conspiring to monopolize) the market for a particular product. Defining a product market for purposes of the antitrust laws is a complex issue. Merely possessing significant market power or market share is not illegal; a violation may occur, however, when a person with monopoly or near-monopoly power engages in unfair or predatory conduct with the purpose or effect of maintaining or increasing that market power.

•	Tying. A tying arrangement is an agreement by a party to sell one product or service but only on the condition that the buyer also purchase a different product or service. Such an arrangement may violate the antitrust laws, and may be unlawful per se.

•	Reciprocity. It also may violate the antitrust laws for a buyer to condition his or her purchases from another person on that person making purchases from the first person. It is not unlawful, however, for a person to transact business with a present or potential customer, even if done for the purpose of inducing that customer to transact other business. What can make the conduct unlawful is the attempt to coerce the customer to engage in reciprocal business.

•	Restrictions on Resale. Restrictions on resale raise antitrust concerns. Restrictions, particularly those that relate to price terms, may be illegal.

C.	Enforcement of the Antitrust Laws

The above practices do not exhaust the reach of the antirust laws. This area is extremely complex and subject to differing factual analysis. The costs and consequences of investigation or litigation in this area can be significant. In the United States, the antitrust laws constitute both civil and criminal laws. Their violation could expose you, and perhaps the Company, to criminal penalties.

Furthermore, any person or class of persons injured by reason of a violation of the antitrust laws may recover three times the amount of their actual damages, plus costs and attorney's fees. Antitrust suits have often resulted in multi-million dollar judgments or settlements.

Violations also may result in court orders that will restrict the way you and the Company can do business. Violations also may cause agreements entered into unlawfully to be unenforceable in court. If you have any questions about antitrust compliance, contact Chaus's Chief Operating Officer.

13.    Implementation and Monitoring

Every director, officer and employee is responsible for ensuring that their behavior and actions are in compliance with this Policy Guide. All managers shall, within their areas of responsibility, be responsible for (1) explanation of this Policy Guide so as to assure employee knowledge, (2) monitoring their staff's compliance with the Policy Guide and (3) enforcement of this Policy Guide. Written certification concerning Policy Guide compliance will be periodically required from those employees so designated by the Chief Executive Officer and/or the Chief Operating Officer of Chaus.

As no policy can cover all potential topics, this Policy Guide may be supplemented from time to time. In addition, Chaus may periodically circulate notices reminding all employees of their obligations under this Policy Guide.

In order to ensure that violations of this Policy Guide do not result in harm to Chaus or its employees, it is essential that management of Chaus be aware of such violations. Therefore, employees are encouraged to discuss with any member of management any concerns they may have related to the interpretation and application of this Policy Guide. Any actual or contemplated conduct

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that a director, officer or employee discovers and which he or she reasonably believes may constitute a violation of this Policy Guide must be promptly reported to a Division Head or a corporate officer. Chaus will not tolerate any kind of retaliation for reports or complaints regarding misconduct that were made in good faith.

If Chaus receives information regarding an alleged violation of this Policy Guide by an employee, then the Chief Executive Officer and/or Chief Operating Officer (and in the case of an alleged violation by an officer or director, the Company's Nominating and Corporate Governance Committee) shall: (1) evaluate such information as to gravity and credibility; (2) if necessary, initiate an informal inquiry or a formal investigation with respect thereto; (3) if appropriate, have prepared a written report of the results of such inquiry or investigation, including recommendations as to the disposition of such matter; (4) if appropriate, make the results of such inquiry or investigation available to the public (including disciplinary action); (5) if appropriate, recommend changes to this Policy Guide that Chaus deems necessary or desirable to prevent similar violations of this Policy Guide and (6) if such a violation relates to conduct by an officer or director, advise the Chairman of the Nominating and Corporate Governance Committee, as appropriate, who may determine to oversee any such informal inquiry or formal investigation.

Chaus's Chief Executive Officer and/or Chief Operating Officer, and in the case of a violation by an officer or director, Chaus's Nominating and Corporate Governance Committee, will have primary authority and responsibility for the enforcement of this Policy Guide, subject to the supervision of the Board of Directors or a committee of the Board of Directors that it may designate. Chaus will devote the necessary resources to enable the Chief Executive Officer and Chief Operating Officer of Chaus to establish such procedures as may be reasonably necessary to create a culture of accountability and facilitate compliance with this Policy Guide.

14.    Enforcement

Violation of this Policy Guide may result in disciplinary action including counseling, oral or written disciplinary action, warnings, suspensions (with or without pay), demotions, reductions in salary, terminations of employment, and restitution. Legal proceedings may also be commenced, if necessary, to recover the amount of any improper expenditures, any profits realized by the offending director, officer or employee, and any financial detriment sustained by Chaus. In appropriate circumstances, violations of this Policy Guide will be reported to the applicable authority.

15.    Waivers and Amendments

Any waivers of the provisions in this Code of Ethics and Standards of Conduct with respect to Senior Financial Officers, executive officers or directors may only be granted by the Board of Directors. Any amendment or waiver of this Code of Ethics and Standards of Conduct that applies to the Chaus's Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or person performing similar functions or the Company's directors shall, if required under SEC rules, be disclosed in a Form 8-K filed by Chaus, or posted on the Company's Internet website, as applicable, within five business days of such amendment or waiver.

16.    General

This Code of Ethics and Standards of Conduct is a corporate statement of policy, the contents of which may be modified, substituted or altered at any time by Chaus. This Code of Ethics and Standards of Business Conduct is not intended to create a contract of employment or to alter the employment relationship that exists between officers or employees and Chaus.

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Appendix D

AMENDMENT NO. 3 TO THE BERNARD CHAUS, INC. 1998 STOCK OPTION PLAN

Pursuant to Section 12 of the 1998 Stock Option Plan of Bernard Chaus, Inc. (the "Stock Option Plan"), the Board of Directors hereby amends Section 4.1 of the Stock Option Plan (the "Amendment") so that it reads in its entirety as follows:

"4.1    The maximum number of Shares that may be made subject of Options granted under the Plan shall be 7,750,000; provided however, that the maximum number of Shares that an Eligible Individual may be granted in respect of Options may not exceed 4,000,000 Shares. Upon a Change in Capitalization, the maximum number of Shares referred to in the first sentence of this Section 4.1 shall be adjusted in number and kind pursuant to Section 12. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board."

Except as expressly set forth in this Amendment, all other provisions of the Stock Option Plan shall remain unchanged and in full force and effect.